EX-99.12(b)

EX-99.12(b)-Consent of Sutherland Asbill & Brennan LLP


Sutherland                                      1275 Pennsylvania Avenue, N.W.
Asbill &                                          Washington, D.C.  20004-2415
Brennan LLP                                                       202.383.0100
                                                                fax 202.637.3593
ATTORNEYS AT LAW                                                www.sablaw.com

Steven B. Boehm
DIRECT LINE: 202.383.0176
Internet: sboehm@sablaw.com

                                          April 29, 2004


The Board of Trustees
College Retirement Equities Fund
730 Third Avenue
New York, New York 10017-3206

            Re:   College Retirement Equities Fund
                  File Nos. 33-00480 and 811-4415

Ladies and Gentlemen:

            We hereby consent to the reference to our name under the caption "LEGAL MATTERS" in the Statement of Additional Information filed as a part of post-effective amendment No. 36 to the above captioned registration statement on Form N-3. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                 Sincerely,

                                 SUTHERLAND ASBILL & BRENNAN LLP



                                 By:  /s/ Steven B. Boehm
                                     -----------------------------
                                      Steven B. Boehm


Atlanta    o    Austin    o    New York    o    Tallahassee   o   Washington, DC